SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]   Preliminary Information Statement     [ ] Confidential, for Use of  the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                                   SCOOP, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: Not applicable.

     (2)  Aggregate  number  of  shares  to  which  transaction   applies:   Not
          applicable.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not applicable.

     (4)  Proposed maximum aggregate value of transaction: Not applicable.

     (5)  Total fee paid: Not applicable.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: Not applicable.

     (2)  Form, Schedule or Registration Statement No.: Not applicable.

     (3)  Filing Party: Not applicable.

     (4)  Date Filed: Not applicable.

                              INFORMATION STATEMENT

                                   SCOOP, INC.
                                  Cyberia House
                           Church Street, Basingstoke
                               Hampshire RG21 7QN
                                 United Kingdom

         This information statement is circulated to advise the stockholders of Scoop, Inc., a Delaware corporation (the "Company"), of action proposed to be taken without a meeting upon the written consent of the holder of a majority of the outstanding shares of the common stock of the Company.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

         The matter upon which action is proposed to be taken is an amendment to the Company's Certificate of Incorporation to change the Company's name to 24Holdings Inc. It is believed that the proposed new name is more appropriate than the present one for the Company's present operations, which consist solely of the ownership of 24STORE (Europe) Limited, a company incorporated in the United Kingdom. On February 28, 2001, the Company's Board of Directors approved and recommended that the Company's Certificate of Incorporation be amended to change the Company's name to 24Holdings Inc.

         If the proposed amendment were not to be adopted by written consent, it would be required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the amendment. The elimination of the need for such a special meeting of stockholders is made possible by Section 228 of the Delaware General Corporation Law (the "DGCL") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to
Section 242 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the change of the Company's name as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority of the voting capital stock of the Company.

         The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company for the approval of the amendment is February 13, 2001 (the "Record Date"). On the Record Date, InfiniCom AB, a company incorporated in Sweden ("InfiniCom"), owned 67,335,910 shares of common stock of the Company, constituting approximately 78.8% of the 85,486,716 total outstanding shares of voting capital stock of the Company as of such date. Each share of voting capital stock of the Company entitles the holder thereof to one vote on all matters submitted to stockholders. InfiniCom gave its written consent to the amendment on February 28, 2001, which written consent will become effective on or about April 1, 2001. Upon the effectiveness of InfiniCom's written consent, the Company will file a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the name change.

        This Information Statement was first sent to the stockholders of the Company on or about March 12, 2001.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of February 13, 2001, concerning the Common Stock of the Company beneficially owned (i) by each director and each Named Executive Officer of the Company, (ii) by all directors and executive officers of the Company as a group and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.



                                                        Beneficial Ownership
         Name and Address                            Shares             Percent


         InfiniCom AB (publ)
         Gustavslundsvagen 151A
         S-16751 Bromma
         Sweden..............................     67,335,910               78.8

         Lennart Orkan
         Foreningsvagen 2
         SE-13237 Saltsjo-Boo
         Sweden..............................              0                 0

         Larsake Sandin
         Frensham Court, Summerfield Lane
         Surrey GU10 3AN
         England.............................              0                 0

         Akbar Seddigh
         Centralvagen 18
         18357 Taby
         Sweden..............................              0                 0

         Martin Clarke
         Kingston
         Reading Road North
         Fleet
         Hampshire
         GU13 8RR
         United Kingdom......................      4,953,455                5.8

         Michael Neame
         21 Archery Fields
         Odiham, Hook
         Hampshire
         RG29 1AE
         United Kingdom......................      4,953,455                5.8

         All executive officers and
         directors as a group (5 persons)....      9,906,910               11.6

                 AMENDMENT TO CERTIFICATE TO EFFECT NAME CHANGE

         The Board of Directors of the Company has authorized the amendment of the Company's Certificate of Incorporation to change the Company's name from Scoop, Inc. to 24Holdings Inc. As previously reported by the Company in its Quarterly Report on Form 10QSB for the quarterly period ended June 30, 1998 (filed August 14, 1998), on July 31, 1998 the Company filed a voluntary petition commencing a case under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") as Case No. SA 98-20799 RA (the "Bankruptcy Proceedings"). As a part of the Bankruptcy Proceedings, and in accordance with a Plan of Reorganization approved by the Bankruptcy Court, as of December 7, 1999
InfiniCom had acquired a total of 60,783,219 shares of Common Stock of the Company in exchange for 100% of the Common Stock of 24STORE. All of the Company's operations prior to the Bankruptcy Proceedings were discontinued. The Board of Directors believes that it is in the Company's best interest to change the Company's name to reflect the change in the Company's business and operations following the conclusion of the Bankruptcy Proceedings.


BY ORDER OF THE BOARD OF DIRECTORS

Date: March 12, 2001


Martin Clarke
President and Chief Executive Officer
Scoop, Inc.